Exhibit 10.8
WOLVERINE WORLD WIDE, INC.
AMENDED AND RESTATED
DIRECTORS’ STOCK OPTION PLAN
SECTION 1
Establishment of Plan; Purpose of Plan
1.1 Establishment of Plan. The Company hereby establishes the AMENDED AND RESTATED DIRECTORS’ STOCK OPTION PLAN (the “Plan”) for its Non-Employee Directors. The Plan amends and restates the 1994 Directors’ Stock Option Plan previously approved by the stockholders at the 1994 Annual Meeting of Stockholders. The Plan permits the grant of Stock Options that are nonqualified stock options.
1.2 Purpose of Plan. The purpose of the Plan is to advance the interests of the Company and its stockholders by attracting and retaining the services of experienced and knowledgeable Non-Employee Directors and to provide additional incentive for such Non-Employee Directors to continue to promote and work for the best interests of the Company and its stockholders through continuing ownership of the Company’s Common Stock.
SECTION 2
Definitions
The following words have the following meanings unless a different meaning is plainly required by the context:
2.1 “Act” means the Securities Exchange Act of 1934, as amended.
2.2 “Board” means the Board of Directors of the Company.
2.3 “Code” means the Internal Revenue Code of 1986, as amended.
2.4 “Committee” means the Compensation Committee of the Board or such other committee as the Board shall designate to administer the Plan.
2.5 “Common Stock” means the Common Stock of the Company, par value $1 per share.
2.6 “Company” means Wolverine World Wide, Inc., a Delaware corporation, and its successors and assigns.
2.7 “Market Value” shall equal the closing market price of shares of Common Stock reported on the New York Stock Exchange (or any successor exchange that is the primary stock exchange for trading of Common Stock) on the date of grant, exercise or vesting, as applicable, or if the New York Stock Exchange (or any such successor) is closed on that date, the last preceding date on which the New York Stock Exchange (or any such successor) was open for trading and on which shares of Common Stock were traded.

2.8 “Non-Employee Directors” means directors of the Company who are not also employees of the Company or any of its subsidiaries; provided, that the Committee may exclude any Non-Employee Director from participating in the Plan at any time or from time to time pursuant to an individual agreement or arrangement with such Non-Employee Director.
2.9 “Retirement” means the reaching of (i) mandatory retirement age for a director as established by the Board, which is currently 72 years of age; or (ii) such other age or years of service as shall be determined by the Committee in its sole discretion or as otherwise may be set forth in the Stock Option agreement or other grant document with respect to a Non- Employee Director and a particular Stock Option.
2.10 “Stock Option” means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, all Stock Options shall be nonqualified stock options.
SECTION 3
Administration
3.1 Power and Authority. The Committee shall administer the Plan, shall have full power and authority to interpret the provisions of the Plan and to supervise the administration of the Plan. The Committee may delegate record keeping, calculation, payment and other ministerial administrative functions to individuals designated by the Committee, who may be officers or employees of the Company or its Subsidiaries. All determinations, interpretations, and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall make such rules and regulations for the conduct of its business as it deems advisable. The members of the Committee shall not be paid any additional fees for their services.
3.2 Grants or Awards; Amendments or Modifications. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine the provisions of Stock Options as the Committee may consider necessary or desirable and as are consistent with the terms of the Plan. The Committee shall have the authority to amend or modify the terms of any outstanding Stock Option in any manner, provided that the amended or modified terms are not prohibited by the Plan as then in effect and provided such actions do not cause a Stock Option to become subject to Section 409A of the Code, unless the Committee expressly determines to make a Stock Option subject to Section 409A of the Code, including, without limitation, the authority to: (a) modify the terms and conditions of a Stock Option; provided, however, that any modification of the terms and condition of a Stock Option that increases the number of shares of the Stock Option other than pursuant to Section 4.2 shall be considered to be a new grant with respect to such additional shares for purposes of Section 409A of the Code and such new grant shall be made at Market Value on the date of grant; (b) extend the term of a Stock Option to a date that is no later than the earlier of the latest date upon which the Stock Option could have expired by its terms under any circumstances or the 10th anniversary of the date of grant (for purposes of clarity, as permitted under Section 409A of the Code, if the term of a Stock Option is extended at a time when the Stock Option price equals or exceeds the Market Value, it will not be an extension of the term of the Stock Option, but instead will be treated as a modification of the Stock Option and a new Stock Option will be treated as having been granted); (c) terminate, waive or modify any restrictions relating to a Stock Option; and (d) accept the surrender of any outstanding Stock Option; provided, that Stock Options issued under the Plan may not be repriced, replaced, regranted through cancellation or modified without stockholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of then outstanding Stock Options to the same Non-Employee Directors.

3.3 Indemnification of Committee Members. Neither any member or former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or has been a member of the Committee, and each person to whom authority is or has been delegated, shall be indemnified and held harmless by the Company from and against any cost, liability, or expense imposed or incurred in connection with such person’s or the Committee’s taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan’s administration by any appropriate person or persons.
SECTION 4
Shares Subject to the Plan
4.1 Number of Shares. Subject to adjustment as provided in subsection 4.2, a maximum of 400,000 shares of Common Stock (not including any adjustments occurring before the date of this amendment pursuant to Section 4.2) shall be available for Stock Options under the Plan in addition to any shares previously authorized for issuance under the Plan, as adopted in 1994, plus shares subject to Stock Options that are canceled, surrendered, modified, exchanged for substitute Stock Options or expire or terminate prior to the exercise or vesting of the Stock Options in full and shares that are surrendered to the Company in connection with the exercise or vesting of a Stock Option, whether previously owned or otherwise subject to such Stock Options. Such shares shall be authorized and may be either unissued or treasury shares.
4.2 Adjustments.
(a) Stock Dividends and Distributions. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization or other general distribution of Common Stock or other securities to holders of Common Stock, the number and kind of securities subject to Stock Options and reserved for issuance under the Plan, including, without limitation, the number of shares to be granted pursuant to subsection 5.1, together with applicable exercise prices, as well as the number of shares available for issuance under the Plan, shall be adjusted appropriately. No fractional shares shall be issued pursuant to the Plan and any fractional shares resulting from such adjustments shall be eliminated from the respective Stock Options.
(b) Other Actions Affecting Common Stock. If there occurs, other than as described in the preceding subsection, any merger, business combination, recapitalization, reclassification, subdivision or combination approved by the Board that would result in the persons who were stockholders of the Company immediately prior to the effective time of any such transaction owning or holding, in lieu of or in addition to shares of Common Stock, other securities, money and/or property (or the right to receive other securities, money and/or property) immediately after the effective time of such transaction, then the outstanding Stock Options (including exercise prices) and reserves for Stock Options under this Plan shall be adjusted in such manner and at such time as shall be equitable under the circumstances. It is intended that in the event of any such transaction, Stock Options under this Plan shall entitle the holder of each Stock Option to receive upon exercise, in lieu of or in addition to shares of Common Stock, any other securities, money and/or property receivable upon consummation of any such transaction by holders of Common Stock with respect to each share of Common Stock outstanding immediately prior to the effective time of such transaction; upon any such adjustment, holders of Stock Options under this Plan shall have only the right to receive in lieu of or in addition to shares of Common Stock such other securities, money and/or other property as provided by the adjustment. If the agreement, resolution or other document approved by the Board to effect any such transaction provides for the adjustment of Stock Options under the Plan in connection with such transaction, then the adjustment provisions contained in such agreement, resolution or other document shall be final and conclusive.

SECTION 5
Stock Options
5.1 Grant. Subject to adjustment as provided in subsection 4.2, a Stock Option to purchase a number of shares of Common Stock that have a Market Value equal to three times the annual director retainer fee then in effect shall be granted automatically on the date of the 2002 Annual Meeting of Stockholders and the date of each annual meeting thereafter to each director of the Company who is, at the close of each such annual meeting, a Non-Employee Director. In addition, each Non- Employee Director shall at the time of his or her initial election or appointment to the Board be granted a Stock Option to purchase a number of shares of Common Stock that have a Market Value equal to six times the annual director retainer fee then in effect; provided, that any person that is or at any time has been an employee of the Company or any of its subsidiaries shall not be entitled to the award provided in this sentence. Stock Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.
5.2 Stock Option Agreements. Stock Options shall be evidenced by Stock Option agreements containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. Each Stock Option agreement shall conclusively evidence, by the Non-Employee Director’s signature thereon, that it is the intent of the Non-Employee Director to continue to serve as a director of the Company for the remainder of his or her term during which the Stock Option was granted.
5.3 Stock Option Price. The per share Stock Option price shall be one hundred percent (100%) of the Market Value of Common Stock on the date of grant.
5.4 Medium and Time of Payment. The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable in cash or in shares of Common Stock (including Common Stock to be received upon a simultaneous exercise) or other consideration substantially equivalent to cash. When appropriate arrangements are made with a broker or other institution, payment may be made by a properly executed exercise notice directing delivery of shares to a broker, together with irrevocable instructions to the broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price.

5.5 Limits on Exercisability. Stock Options shall be exercisable for a period not to exceed 10 years from the date of grant. At the time of the exercise of a Stock Option, the holder of the Stock Option, if requested by the Committee, must represent to the Company that the shares are being acquired for investment and not with a view to the distribution thereof.
5.6 Restrictions on Transferability.
(a) General. Unless the Committee otherwise consents or permits (before or after the Stock Option grant) or unless the Stock Option agreement or grant provides otherwise, Stock Options granted under the Plan may not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated except by will or the laws of descent and distribution, and, as a condition to any transfer permitted by the Committee or the terms of the Stock Option agreement or grant, the transferee must execute a written agreement permitting the Company to withhold from the shares subject to the Stock Option a number of shares having a Market Value at least equal to the amount of any federal, state, local and foreign withholding or other taxes associated with or resulting from the exercise of a Stock Option. All provisions of a Stock Option that are determined with reference to the Non-Employee Director shall continue to be determined with reference to the Non-Employee Director after any transfer of a Stock Option. All Stock Options granted to a Non-Employee Director shall be exercisable during the Non-Employee Director’s lifetime only by such Non-Employee Director or the legal representative acting in the name of the Non-Employee Director.
(b) Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Option under the Plan as the Committee deems advisable, including, without limitation, restrictions under applicable federal or state securities laws.
5.7 Termination of Directorship. Unless the Committee otherwise consents or permits (before or after the Stock Option grant) or unless the Stock Option agreement or grant provides otherwise:
(a) General. If a Non-Employee Director ceases to be a director of the Company for any reason other than the Non-Employee Directors death, disability, or Retirement, the Non-Employee Director may exercise his or her Stock Options only for a period of three months after such termination of director status.
(b) Death. If a Non-Employee Director dies either while a director of the Company or after the termination of his or her directorship, Stock Options issued to such Non-Employee Director shall be exercisable by the personal representative of such Non-Employee Director or other successor to the interest of the Non-Employee Director for one year after the Non-Employee Director’s death.
(c) Disability. If a Non-Employee Director ceases to be a director of the Company due to the Non-Employee Director’s disability, the Non-Employee Director may exercise a Stock Option for a period of one year following such termination of directorship.
(d) Non-Employee Director Retirement. If a Non-Employee Director ceases to be a director due to Retirement, any Stock Option granted under the Plan may be exercised during the remaining term of the Stock Option.

SECTION 6
General Provisions
6.1 No Rights to Awards. Except as otherwise provided in subsection 5.1, no Non-Employee Director or other person shall have any claim to be granted any Stock Option under the Plan, and there is no obligation of uniformity of treatment of Non-Employee Directors or holders or beneficiaries of Stock Options under the Plan. To the extent consistent with the Plan, the terms and conditions of Stock Options and the determination of the Committee to grant a waiver or modification of any Stock Option and the terms and conditions thereof need not be the same with respect to each Non-Employee Director.
6.2 Compliance With Laws; Listing and Registration of Shares. All Stock Options granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules, and regulations, and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Stock Option or the issue or purchase of shares thereunder, such Stock Option may not be exercised in whole or in part, or the restrictions on such Stock Option shall not lapse, unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
6.3 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, including the grant of stock options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.
6.4 No Right to Directorship. The grant of a Stock Option shall not be construed as giving a Non-Employee Director the right to be retained as a director of the Company. A Non-Employee Director may be removed from his or her directorship in accordance with the Company’s Amended and Restated Bylaws, Certificate of Incorporation, as amended, or applicable law, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Non-Employee Director.
6.5 Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.
6.6 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

SECTION 7
Amendment
The Board may from time to time amend the Plan as it considers proper and in the best interests of the Company; provided, however, that the Plan may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder; provided further, that without stockholder approval no such amendment shall be effective that would require stockholder approval pursuant to the rules of the New York Stock Exchange or any other exchange upon which the Company’s Common Stock is traded; and provided further that the Plan may not be amended in any way that causes the Plan to fail to comply with or be exempt from Section 409A of the Code, unless the Board expressly determines to amend the Plan to be subject to Section 409A of the Code. In addition, no termination, amendment, or modification of the Plan shall become effective with respect to any Stock Option previously granted under the Plan without the prior written consent of the Non-Employee Director holding such Stock Option, unless such termination, amendment, or modification operates solely to the benefit of the Non-Employee Director, except according to the terms of the Plan or the Stock Option agreement.
SECTION 8
Effective Date and Duration of the Plan
This Plan as amended and restated shall take effect April 25, 2002, subject to approval by the stockholders at the 2002 Annual Meeting of Stockholders or any adjournment thereof or at a Special Meeting of Stockholders. The Board may terminate the Plan at any time and, unless earlier terminated by the Board, the Plan shall terminate on April 24, 2012. No Stock Option shall be granted under the Plan after such date.
As amended October 9, 2008.